                                                                   EXHIBIT 3(i)



                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

     Snap-on Tools Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     FIRST:    That at a meeting of the Board of Directors of Snap-on Tools
Corporation held on October 22, 1993, resolutions were duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation of consideration thereof. The resolution setting forth the proposed amendment is as follows:

               RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing Article
               First thereof so that, as amended, said Article shall be and read as follows:

               "FIRST: The name of the Corporation is Snap-on Incorporated."

     SECOND:   That thereafter, pursuant to resolution of its Board of
Directors, the Annual Meeting of the stockholders of said corporation was duly called and held on April 22, 1994 upon notice in accordance with Section 222 of the General corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD:    That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Snap-on Tools Corporation has caused this certificate to be signed by Michael F. Montemurro, its Vice President and attested by Susan F. Marrinan, its Secretary, this 22nd day of April, 1994.


                                 By:  /s/ Michael F. Montemurro
                                      -----------------------------------------
                                      Michael F. Montemurro
                                      Sr. VP-Financial Services, Administration
                                      and Chief Financial Officer



Attest:

By:  /s/ Susan F. Marrinan
    ----------------------------------
    Susan F. Marrinan, Secretary

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                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

     I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "SNAP-ON TOOLS CORPORATION", CHANGING ITS NAME FROM "SNAP-ON TOOLS CORPORATION" TO "SNAP-ON INCORPORATED", FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF APRIL, A.D. 1994, AT 12:30 O'CLOCK P.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.



















                              [SEAL]    /s/ William T. Quillen
                                        ---------------------------------------
                                        WILLIAM T. QUILLEN, SECRETARY OF STATE

                                        AUTHENTICATION:     7098170

                                                  DATE:     04-22-94